EXHIBIT 3.1
                                                                     -----------

                              CERTIFICATE OF MERGER
                                       OF
                              RXB ACQUISITION CORP.
                                      INTO
                                 RXBAZAAR, INC.

The undersigned corporation DOES HEREBY CERTIFY:

                FIRST: The names and states of incorporation of each of the constituent corporations of the merger are as follows:

                  NAME                           STATE OF INCORPORATION
         RxB Acquisition Corp.                          Delaware
             RxBazaar, Inc.                             Delaware


                SECOND: That the Amended and Restated Merger Agreement and Plan of Reorganization dated June 12, 2002 by and among SB Merger Corp., a Delaware corporation, RxB Acquisition Corp., a Delaware corporation, and RxBazaar, Inc., a Delaware corporation, (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by RxBazaar, Inc. and RxB Acquisition Corp. in accordance with Section 251 of the General Corporation Law of the State of Delaware.

                THIRD: That the name of the surviving corporation is RxBazaar, Inc., a Delaware corporation. Article First of the Certificate of Incorporation is hereby amended to change the name to "RxB, Inc."

                FOURTH: The Certificate of Incorporation and By-Laws of RxBazaar Corp., a Delaware corporation, shall be the Certificate of Incorporation and By-Laws of the surviving corporation.

                FIFTH: That the executed Merger Agreement is on file at the principal place of business of RxBazaar, Inc., 200 Highland Avenue, Needham, Massachusetts 02494.

                SIXTH: That a copy of the Merger Agreement will be furnished, on request and without cost, to any stockholder of RxB Acquisition Corp. or RxBazaar, Inc.

DATED:  July 26, 2002

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                IN WITNESS WHEREOF, RxBazaar, Inc. has caused this certificate to be signed by C. Robert Cusick, its authorized officer, on the 26th day of July, 2002.


                                    RxBazaar, Inc.

                                    /s/ C. Robert Cusick
                                    -------------------------------------------
                                    By:  C. Robert Cusick
                                    Its:  Chairman and Chief Executive Officer